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                                                                    Exhibit 99.1


                   MDI Relinquishes NASDAQ Small Cap Listing

              Company To Begin Trading On OTC Bulletin Board Today


HARTFORD, CT -- August 22, 2001 -- MDI Entertainment, Inc. (OTC BB: LTRY) announced today that it has officially asked NASDAQ to remove its listing from the Small Cap Market and has applied for and been accepted to trade on the Over-The-Counter Bulletin Board.

Commenting on the move, MDI President and CEO Steven M. Saferin stated, "Because the company's transaction with Oxford International, Inc. is in the process of being unwound, the Company no longer meets the net tangible asset maintenance requirement of the NASDAQ Small Cap Market. Therefore, in a letter dated August 19, 2001, we voluntarily gave up that listing. At the same time, MDI submitted an application to begin trading on the OTC Bulletin Board market. That application was accepted and becomes effective today and, in turn, MDI's securities will be released for trading today."

Saferin added, "This move to the OTC Bulletin Board brings closure to all but the legal proceedings surrounding MDI's transaction with Oxford International. We certainly regret any inconvenience to our Shareholders during the halting of trading. We have worked very diligently to resolve this situation in the most favorable manner possible. Our listing on the OTC Bulletin Board represents that resolution."

NASDAQ halted trading in MDI Stock on July 16, 2001, after the Company had notified NASDAQ that its transaction with Oxford was problematic. The Company was contacted by the Federal Bureau of Investigation to warn MDI of the risk in continuing its relationship with Oxford.

MDI's wide array of services include game and ticket design, merchandise prize fulfillment, management of second- and third-chance draws, a fully-staffed customer service line, coordination of winner travel and accommodations, advertising and marketing support, consumer research and Internet marketing and advertising.

MDI has entered into a strategic business agreement with Scientific Games Corporation (AMEX:SGM). Scientific Games is one of the world's largest suppliers of lottery games. MDI also has joined forces with eLOT, Inc. (OTC BB: ELOT) which provides Internet-based services to Lotteries. Both partners have acquired interests in MDI.

MDI's licensed properties include Harley-Davidson(R), Hollywood Squares(R), Elvis Presley(R), Betty Boop(TM), Twilight Zone(TM), Louisville Slugger(R), TNN(R), CMT(R), Hummer(R), Ray Charles(R), Pink Panther(TM), The Outer Limits(TM), Heroes of Space(TM), Michael Buffer's Let's Get Ready To Rumble(R), Dick Clark's American Bandstand(R), Times Square 2001(TM), SPAM(R), TABASCO(R), Greatest Sports Legends, Emmett Kelly Jr., Tarot Card Reader Miss Cleo(TM), The Hollywood Sign(TM) and Hollywood Walk of Fame(TM), and auto race drivers Dale Earnhardt(R), Dale Earnhardt, Jr.(R), Mark Martin, Matt Kenseth, Jeff Burton and Bill Elliott.


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by MDI) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the lottery industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of MDI. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors.

CONTACT: MDI Entertainment, Inc.
         Steven Saferin
         860/527-5359
         www.mdientertainment.com
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         Investor Awareness, Inc.
         Tony Schor, 847/945-2222
         www.investorawareness.com
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